UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2016

MEDICUS HOMECARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55272	33-1227048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Waiblingerstrasse 34, Stuttgart, Germany	70372
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +49 157 894 69537

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 11, 2016, our company completed a private placement with one subscriber. The private placement was for 150,000 units (each, a “Unit”) at a price of $0.20 per Unit. Each Unit comprised of one common share of our company and one whole warrant that is exercisable for a period of 24 months from issuance at an exercise price of $0.30. The one subscriber was Leon Nowek who is also the CFO of our company.

On January 12, 2016, our company entered into a loan agreement with a third party. Pursuant to this loan agreement, our company received $20,000 that is due on demand and carries no interest. These funds are to be used for our general working capital.

Item 3.02	Unregistered Sales of Equity Securities

On January 11, 2016, we issued 150,000 common shares in the capital of our company. The securities were issued in connection with the private placement for 150,000 Units on January 11, 2016. We issued the securities to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

10.1	Form of Subscription Agreement between our company and Leon Nowek.

10.2	Form of Loan Agreement between our company and the lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICUS HOMECARE INC.

/s/Orhan Karahodza
Dr. Orhan Karahodza
President and Director

January 14, 2016